UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2020

BRAIN SCIENTIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Wilbur Place, Suite 170

Bohemia, NY 11716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 388-3788

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 23, 2020, Brain Scientific Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of September 22, 2020 (the “Issuance Date”) and issued and sold to Auctus Fund, LLC (the “Investor”), a Promissory Note (the “Note”) in the aggregate original principal amount of $600,000, of which $100,000 aggregate principal amount was borrowed as of the Issuance Date with the balance of the principal to be borrowed on October 19, 2020. Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, the Company issued two common stock purchase warrants (separately, “Warrant A” and “Warrant B”, and together, the “Warrants”) to the Investor, allowing the Investor to purchase an aggregate of 1,411,764 shares of the Company’s common stock (the “Common Stock”), with Warrant A being a commitment fee of 705,882 shares of Common Stock, and Warrant B being fully earned upon issuance as an additional commitment fee of 705,882 shares of Common Stock, provide that Warrant B is returnable to the Company upon the repayment of the Note, as an additional incentive for the repayment of the Note.

The net amount received by the Company on September 23, 2020 was approximately $84,000 after payment of certain fees to the Investor or on behalf of the Investor.

The Company intends to use the net proceeds from the sale of the Note for the Company’s working capital and general corporate purposes.

Subject to certain exceptions set forth in the Purchase Agreement, unless it shall have first delivered to the Investor, at least 72 hours prior to the closing of a “Future Offering” (as defined in the Purchase Agreement), written notice describing the proposed Future Offering, and providing the Investor an option during such 72 hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the “Right of First Refusal”), the Company will not conduct any equity financing (including debt with an equity component) during the period beginning on the Issuance Date and ending 12 months following the Issuance Date.

Commencing as of the Issuance Date, and until the sooner of the six month anniversary of the Issuance Date or payment of the Note in full, or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer’s prior written consent: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions above $1,000,000, other than variable rate debt transactions of which the Company is already a party as of the Issuance Date, that are being renegotiated or restructured.

In the event the Company breaches any of the covenants set forth in Section 4 of the Purchase Agreement, and in addition to any other remedies available to the Buyer pursuant to the Purchase Agreement, it will be considered an Event of Default under the Note, the Company shall pay to the Buyer the “Standard Liquidated Damages Amount” (as defined in the Note) in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured, or with respect to the Right of First Refusal, the Company shall pay to the Buyer the “Standard Liquidated Damages Amount” in cash or shares of Common Stock, at the option of the Buyer, upon each violation of such provision. If the Buyer elects to have the Company pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

The Note bears interest commencing on the Issuance Date at a fixed rate of 12% per annum on any unpaid principal balance, and will be payable, along with the principal amount, on September 22, 2021 (the “Maturity Date”), unless such interest is earlier converted into shares of the Common Stock pursuant to the conversion terms contained in the Note.

A lump-sum interest payment for one year is due on the Issuance Date and added to the principal balance and payable on the Maturity Date or upon acceleration or by prepayment or otherwise, notwithstanding the number of days which the principal is outstanding. Principal payments shall be made in 6 installments each in the amount of US$100,000.00 commencing 180 days following the applicable Issue Date (as defined in the Note”) and continuing thereafter each 30 days for 5 months.

The unpaid outstanding principal amount and accrued and unpaid interest under the Note shall be convertible into shares of Common Stock at any time on or after the Issuance Date at the option of the Investor. The conversion price shall be equal to the lesser of (subject to equitable adjustments): (i) the lowest Market Price (as defined below) during the previous 5 Trading Day (as defined in the Note) period ending on the latest complete Trading Day prior to the Issuance Date, and (ii) the Variable Conversion Price (as defined below). The “Variable Conversion Price” shall mean the Market Price (except upon any action or proceeding to enforce the Note, in which case it shall mean 40% of the Market Price). “Market Price” means the volume weighted average price (VWAP) for the Common Stock during the 5 Trading Day period ending on the latest complete Trading Day prior to the conversion date (or the date of the Note, as required above in clause (i)). The conversion price shall be adjusted downwards upon certain events as set forth in the Note.

The Note is subject to adjustment in the event of certain events, including mergers or consolidations of the Company, distributions of assets to holders of Common Stock, stock repurchases, and dilutive issuances (other than “Exempt Issuances” as defined in the Note).

Provided that an Event of Default (as defined in the Note) has not occurred, the Company may prepay in whole or in part the amounts outstanding under the Note by making a payment to the Investor of an amount in cash equal to the sum of: (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note plus (y) default interest, if any.

The conversion of the Note and the exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise, as the case may be.

The Note contains customary events of default which entitle the Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Upon an event of default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The Note further contains monetary penalties in the event of certain events of default or breaches.

The Note is further subject to a “most-favored nation” clause in the event the Company issues any security with any term more favorable to the holder of such security.

The Company is obligated to include on each effective registration statement that the Company files with SEC after the Issuance Date all shares issuable upon conversion of the Note and exercise of the Warrants.

The Warrants each have an exercise price of $1.28, subject to customary adjustments, and may be exercised at any time until the three year anniversary of the Warrants; provided, however, in the event the Company repays the Note in its entirety on or prior to the Maturity Date, Warrant B shall automatically expire and may only be exercised in the event it does not so automatically expire. The Warrants include a cashless exercise provision as set forth therein.

The foregoing is a brief description of the purchase of the Note and the Warrants, and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Note, Warrant A and Warrant B, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note and the Warrants is incorporated by reference herein. The Note and the Warrants each was, and, unless subsequently registered, the shares underlying the Note and the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	Promissory Note
10.3	Common Stock Purchase Warrant (Warrant A)
10.4	Common Stock Purchase Warrant (Warrant B)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2020

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board, Executive Vice President and Secretary

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